EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE

between

ARLINGTON ASSET INVESTMENT CORP.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Dated as of May 1, 2013

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 1, 2013, is between Arlington Asset Investment Corp., a Virginia corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of May 1, 2013 (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to establish and provide for the issuance by the Company of a series of Securities designated as its 6.625% Senior Notes due 2023 (including any Additional Notes, as defined herein, except as the context otherwise requires, the “Notes”).

Sections 901(5) and 901(7) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes.

The Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the Notes and has done all acts and things necessary to make this First Supplemental Indenture a valid, binding, and legal obligation of the Company, in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration expressed herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Securities having the title “6.625% Senior Notes due 2023.” The Notes shall bear a CUSIP number of 041356 304 and an ISIN number of US0413563042.

(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $25,000,000. Under a Board Resolution or supplemental indenture to the Base Indenture, the Company may, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) in an unlimited amount in one or more issuances from time to time, having the same ranking and the same interest rate, maturity and other terms and conditions as the Notes, except for issue date and, if applicable, the issue price and the initial interest payment date applicable thereto, either of which may differ from the respective terms of the previously issued Notes. Any Additional Notes and the existing Notes will constitute, and otherwise be treated as, a single series under the Indenture. All references to Notes herein shall include the Additional Notes unless the context otherwise requires. If Additional Notes are not fungible with any preexisting Notes for U.S. federal income tax purposes, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number from any preexisting Notes.

(c) The Company Order for the authentication and delivery of the Notes initially authenticated and delivered under the Indenture may set forth procedures acceptable to the Trustee for the issuance of Additional Notes and determining the terms of particular Notes, such as date of issuance and date from which interest shall accrue.

(d) The entire outstanding principal of the Notes shall be payable on May 1, 2023.

(e) The rate at which the Notes shall bear interest shall be 6.625% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be May 1, 2013, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2013; the initial interest period will be the period from and including May 1, 2013, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered in the Trustee’s records at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(f) The principal of and interest, if any, on the Notes shall be payable at, any Notes that are Registered Securities may be surrendered for registration of transfer or exchange at, and notices or demands to or upon the Company in respect of the Notes and this Indenture may be served at, the Corporate Trust Office.

(g) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this First Supplemental Indenture. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(h) The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York. The initial Security Registrar and Paying Agent with respect to the Global Notes shall be the Trustee.

(i) The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture.

(j) The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i) The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after May 1, 2016, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date of redemption.

(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

(iii) Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Indenture.

(iv) If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed in accordance with Section 1103 of the Base Indenture and in accordance with the rules of any national securities exchange or quotation system on which with the Notes are listed.

(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(k) The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(l) The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

(m) Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.

ARTICLE II

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01. For the benefit of the Holders of the Notes but no other series of Securities under the Indenture, Section 101 of the Base Indenture shall be amended by adding the following defined terms thereto in appropriate alphabetical sequence, as follows:

“‘Exchange Act’ means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.”

“‘GAAP’ means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.”

ARTICLE III

EVENTS OF DEFAULT

Section 3.01. In the case of an Event of Default under clauses (6) or (7) of Section 501 of the Base Indenture, the principal of, and accrued and unpaid interest on, all Notes will automatically become immediately due and payable.

ARTICLE IV

MEETINGS OF HOLDERS OF SECURITIES

Section 4.01. For the benefit of the Holders of the Notes but no other series of Securities under the Indenture, Section 1505 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE V

AMENDMENTS TO BASE INDENTURE

Section 5.01. The definitions contained in this Section 5.01 shall supersede and replace the definitions of the same terms contained in Section 101 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“‘Corporate Trust Office’ means the office of the Trustee at which, at any particular time, its corporate trust business shall be administered, at which the principal of (and Make-Whole Amount, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of or within a series shall be payable and any Registered Securities of or within such series may be surrendered for registration of transfer or exchange, and at which notices or demands to or upon the Company in respect of the Securities of or within a series and this Indenture may be served, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, New York 10017.”

“‘Responsible Officer’ means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture.”

Section 5.02. The definitions contained in this Section 5.02 shall supplement the definitions contained in Section 101 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“‘Agent Member’ has the meaning specified in Section 308.”

“‘Common Depositary’ has the meaning specified in Section 304.”

Section 5.03. The following provisions of this Section 5.03 shall supersede and replace the provisions of the first paragraph of Section 102 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such Officers’ Certificate or Opinion of Counsel as may be required by the Trust Indenture Act stating that all conditions precedent, if any, provided for in this Indenture (including covenants, compliance with which constitute conditions precedent) relating to the proposed action have been complied with.”

Section 5.04. The following provisions of this Section 5.04 shall supersede and replace the provisions of the second paragraph of Section 106 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as the Company shall provide shall constitute a sufficient notification to such Holders for every purpose hereunder.”

Section 5.05. The following provisions of this Section 5.05 shall supersede and replace the provisions of the fourth paragraph of Section 106 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as the Company shall provide shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.”

Section 5.06. The following provisions of this Section 5.06 shall supersede and replace the provisions of Section 112 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 112. Governing Law

This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General

Obligations Law). This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.”

Section 5.07. The following provisions of this Section 5.07 shall be deemed to be included in Article I of the Base Indenture as Sections 114, 115, 116 and 117 thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 114. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 115. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 116. Consent to Jurisdiction

The Company hereby irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture and any of the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Trustee, Agent, or Holder may otherwise have to bring any action or proceeding relating to this Indenture against the Company or its properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situated within the State of New York or to enjoin any violations hereof or for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any Notes or to enforce, protect or maintain their rights and Claims or for any other lawful purpose.

Section 117. Conflict with TIA.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or only to the extent not so excluded, as the case may be.”

Section 5.08. The following provisions of this Section 5.08 shall be deemed to be included in Section 203 of the Base Indenture immediately following the first paragraph thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Any Security in global form initially shall (i) be registered in the name of the depositary therefor or the nominee of such depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.”

Section 5.09. The following provisions of this Section 5.09 shall supersede and replace the provisions of the fourth paragraph of Section 303 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“If all of the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon:”

Section 5.10. The following provisions of this Section 5.10 shall supersede and replace the provisions of the ninth paragraph of Section 305 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.”

Section 5.11. The following provisions of this Section 5.11 shall supersede and replace the provisions of the second paragraph of Section 306 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.”

Section 5.12. The following provisions of this Section 5.12 shall supersede and replace the provisions of clause (1) of Section 307 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.”

Section 5.13. The following provisions of this Section 5.13 shall be deemed to be included in Section 308 of the Base Indenture immediately following the third paragraph thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Members of, or participants in, the depositary for a Security in global form (“Agent Members”) shall have no rights under this Indenture with respect to any Security in global form held on their behalf by the Depositary, or the Trustee as its custodian, or under such Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Security for all purposes whatsoever.”

Section 5.14. The following provisions of this Section 5.14 shall supersede and replace the provisions of Section 309 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 309. Cancellation.

All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.”

Section 5.15. The following provisions of this Section 5.15 shall be deemed to be included in Article III of the Base Indenture as Section 314 thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 314. CUSIP and ISIN Numbers

The Company in issuing the Securities may use CUSIP and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall indicate the respective CUSIP or ISIN numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee as promptly as practicable in writing of any change in the CUSIP or ISIN numbers.”

Section 5.16. The following provisions of this Section 5.16 shall supersede and replace the provisions of clause (5) of Section 501 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(5) [Intentionally Reserved.]”

Section 5.17. The following provisions of this Section 5.17 shall supersede and replace the provisions of clause (3) of Section 507 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;”

Section 5.18. The following provisions of this Section 5.18 shall supersede and replace the provisions of Section 513 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 513. Waiver of Past Defaults.

“Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or Additional Amounts payable in respect of any Security of such series or any related coupons, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.”

Section 5.19. The following provisions of this Section 5.19 shall supersede and replace the provisions of Section 601 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the best interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(D) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.”

Section 5.20. The following provisions of this Section 5.20 shall supersede and replace the provisions of Section 602 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 602. Certain Rights of Trustee.

Subject to the provisions of TIA Section 315(a) through 315(d), which are incorporated by reference herein:

(1) the Trustee shall perform only such duties as are expressly undertaken by it to perform under this Indenture;

(2) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(3) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(4) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and an Opinion of Counsel or both;

(5) the Trustee may consult with counsel and as a condition to the taking, suffering or omission of any action hereunder may demand an Opinion of Counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(12) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.”

Section 5.21. The following provisions of this Section 5.21 shall supersede and replace the provisions of clauses (1), (2) and (3) of Section 606 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as agreed to in writing from time to time, including extraordinary services rendered in connection with or during the continuation of a default hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or willful misconduct; and

(3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with the acceptance or administration of the trust or trusts or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its own negligence or willful misconduct.”

Section 5.22. The following provisions of this Section 5.22 shall be deemed to be included in Section 606 of the Base Indenture immediately prior to the last paragraph thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture.”

Section 5.23. The following provisions of this Section 5.23 shall supersede and replace the provisions of clause (3) of Section 608 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of at least a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company not less than thirty (30) days prior to the effective date of such removal.”

Section 5.24. The following provisions of this Section 5.24 shall supersede and replace the provisions of clause (5) of Section 608 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of at least a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction at the Company’s expense for the appointment of a successor Trustee with respect to Securities of such series.”

Section 5.25. The following provisions of this Section 5.25 shall be deemed to be included in Section 609 of the Base Indenture as a standalone paragraph immediately following clause (4) thereof, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“The Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.”

Section 5.26. The following provisions of this Section 5.26 shall supersede and replace the provisions of clause (1) of Section 703 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(2) notify the Trustee in writing of the listing of any Securities on any securities exchange. Delivery of such reports, information and documents by the Company to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).”

Section 5.27. The following provisions of this Section 5.27 shall supersede and replace the provisions of Section 902 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 902. Supplemental Indentures with Consent of Holders

With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders voting as a single class delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affects such series of Securities or of modifying in any manner the rights of the Holders of such series of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)

(a) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on, any Security, subject to the provisions of Section 308; or (b) the terms of any sinking fund with respect to any Security; or (c) reduce the principal amount of any Security or the rate of interest (or change the manner of calculating the rate of interest) thereon, or any premium payable upon the redemption thereof; or (d) change any obligation of the Company to pay Additional Amounts pursuant to Section 1011 (except as contemplated by Section 801(i) and permitted by Section 901(1)); or (e) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or upon the redemption thereof or the amount thereof provable in bankruptcy pursuant to Section 504; or (f) adversely affect any right of repayment at the option of the Holder of any Security; or (g) change any Place of Payment where, or the Currency in which, any Security or any premium or interest thereon is payable; or (h) change the redemption provisions applicable to any Security; or (i) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be); or (j) adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein, or

(2)	(a) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or reduce the requirements of Section 1504 for quorum or voting, or

(3)	modify any of the provisions of this Section, Section 513 or Section 1012, except to increase any such percentage required to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 609(2) and 901(8).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.”

Section 5.28. The following provisions of this Section 5.28 shall supersede and replace the provisions of Section 903 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Additionally, the Trustee shall receive an Officer’s Certificate from the Company or an Opinion of Counsel stating that the Supplemental Indenture is valid, binding and enforceable against the Company in accordance with its terms.”

Section 5.29. The following provisions of this Section 5.29 shall supersede and replace the provisions of the second paragraph of Section 1011 of the Base Indenture, and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or Make-Whole Amount or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of or within the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section or in reliance on the Company’s not furnishing such an Officers’ Certificate.”

Section 5.30. The following provisions of this Section 5.30 shall supersede and replace the provisions of Section 1012 of the Base Indenture and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“Section 1012. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 to 1009, inclusive, and with any other term, provision or condition with respect to the Securities of any series specified in accordance with Section 301 (except any such term, provision or condition which could not be amended without the consent of all Holders of Securities of such series pursuant to Section 902), if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.”

Section 5.31. The following provisions of this Section 5.31 shall supersede and replace the provisions of the first paragraph of Section 1103 of the Base Indenture and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as complies with the procedures of DTC.”

Section 5.32. The following provisions of this Section 5.32 shall supersede and replace the provisions of clause (3) of Section 1404 of the Base Indenture and such amendment shall be effective for every series of Securities issued thereunder, except as may be provided otherwise in a subsequent supplemental indenture to the Base Indenture.

“(3) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).”

ARTICLE VII

MISCELLANEOUS

Section 6.01. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law). This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 6.02. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.03. This First Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 6.04. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 6.05. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 6.06. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Kurt R. Harrington
Name:	Kurt R. Harrington
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

[Signature page to First Supplemental Indenture]

Exhibit A – Form of Global Note

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Arlington Asset Investment Corp.

No.	$

CUSIP No.

ISIN No.

6.625% Senior Notes due 2023

Arlington Asset Investment Corp., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of          U.S. DOLLARS (U.S.$        ) on May 1, 2023, and to pay interest thereon from May 1, 2013 or

1

from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1 in each year, commencing August 1, 2013, at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ARLINGTON ASSET INVESTMENT CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

3

Arlington Asset Investment Corp.

6.625% Senior Notes due 2023

This Security is one of a duly authorized issue of senior debt securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2013 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the First Supplemental Indenture relating to the Securities, dated May 1, 2013, by and between the Company and the Trustee (herein called the “First Supplemental Indenture”, the First Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $        . Under a Board Resolution or supplemental indenture to the Base Indenture, the Company may, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) in an unlimited amount in one or more issuances from time to time having the same ranking and the same interest rate, maturity and other terms and conditions as the Securities, except for issue date and, if applicable, the issue price and the initial interest payment date applicable thereto, either of which may differ from the respective terms of the previously issued Securities. Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after May 1, 2016, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date of redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Indenture.

4

If the Company elects to redeem only a portion of the Securities, the Trustee will determine the method for selecting the particular Securities to be redeemed, in accordance with the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

Holders of Securities do not have the option to have the Securities repaid prior to May 1, 2023.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

5

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

6